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                                                                    EXHIBIT 23.1





                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors and Stockholders
Neurogen Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Neurogen Corporation of our report dated February 12, 1996, relating to the balance sheets of Neurogen Corporation as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995 which report appears in the December 31, 1995 annual report on Form 10-K of Neurogen Corporation.



                                              /s/ KPMG PEAT MARWICK LLP
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July 10, 1996